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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                  HARRAH'S ENTERTAINMENT, INC.
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                 (Name of Registrant as Specified In Its Charter)

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           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)
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Payment of Filing Fee (Check the appropriate box):

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                          HARRAH'S ENTERTAINMENT, INC.
             SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 8, 2002

    You recently received a proxy statement, dated March 8, 2002, in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders to be held in the Masquerade Showroom, Rio All-Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada, on Thursday, May 2, 2002, at 11:00 a.m., for the following purposes:

    1.  to elect two Class III directors to three-year terms;

    2. to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 2002 calendar year; and

    3. to transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

    This supplement to the proxy statement should be read in conjunction with the proxy statement previously mailed to you. If you need another copy of the proxy statement you may call (800) 340-3626 to request that a copy be mailed to you. You may also view the proxy statement via the Internet at http://investor.harrahs.com/annual.cfm. This supplement is dated March 28, 2002, and is first being mailed to our stockholders on or about April 1, 2002.

            REVOCATION OF PROPOSAL 2--RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002

    Since the initial reports regarding Arthur Andersen LLP ("Andersen") and investigations into the financial reporting practices of companies audited by Andersen, our Audit Committee and our entire Board of Directors, together with management, have monitored the situation. On March 27, 2002, the New Jersey Casino Control Commission ("NJCCC") entered an order, effective May 15, 2002, prohibiting New Jersey casino licensees, and their holding and intermediate companies, from conducting business directly or indirectly with Andersen. This order does not extend to the conduct of business between Andersen and company affiliates outside of New Jersey.

    Due to the order of the NJCCC, the federal indictment of Andersen, other on-going litigation involving Andersen, and investigations by other regulatory agencies into the financial reporting practices of companies audited by Andersen, our Audit Committee and our Board of Directors have determined that it is in the best interests of the Company and its stockholders to defer selection of the independent public accountant to be engaged by the Company for the year ending December 31, 2002, until further information is known about the status of Andersen. This will allow adequate time for management, our Audit Committee, and our Board of Directors to carefully reconsider selection of the independent public accountant for 2002.

    Therefore, our Board of Directors has revoked its request that the stockholders ratify the prior selection of Andersen as independent public accountants for 2002. Accordingly, Proposal number 2 will not be acted upon at our Annual Meeting and you need not vote on Proposal number 2 when completing and returning your proxy card or providing instructions via the telephone or the Internet. If you have previously submitted your proxy card or provided instructions via telephone or the Internet, you need do nothing and your vote or instruction regarding Proposal number 2 will be disregarded.

                                          By Direction of the Board of Directors

                                          /s/ BRAD L. KERBY
                                          Brad L. Kerby
                                          Corporate Secretary

Las Vegas, Nevada
March 28, 2002